OLD MILL CORPORATE CENTER
FIRST AMENDMENT TO THE COLOCATION CENTER AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into this 6th day of March, 2014 by and between OMTek, LLC (“Lessor”) and Overstock.com, Inc. (“Lessee”).

RECITALS:

A.
Lessor (formerly known as Old Mill Technology Center, L.L.C.) and Lessee previously entered into a Colocation Center Agreement dated December 1, 2004, for approximately 2,000 square feet in the Old Mill Corporate Center III Building (the “Premises”) located at 6350 South 3000 East, Cottonwood Heights, Salt Lake County, Utah (“the Lease”).

B.	Lessor and Lessee desire to extend the Lease as set forth hereinafter:

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

1.	Extension of the Lease. The Lease shall be extended through January 31, 2017.

2.	Base Rent. Rent shall be decreased to $22,173.33 per month commencing on July 1, 2015.

3.	Base Rent Escalation. Rent shall escalate by three percent (3%) on July 1, 2016 to $22,838.53 per month.

4.
Tenant Improvements. Lessee accepts the Premises “as-is.” Lessee acknowledges and agrees that upon execution of the First Amendment Lessor will not provide the maintenance, monitoring, or other services that are required to operate the Premises as a data center. Old Mill Corporate Center III, LLC will provide the same services to the Premises that it provides the rest of the space in the Old Mill Corporate Center III Building. Lessee further acknowledges that in exchange for this Amendment and decrease in Base Rent, Lessee will be responsible for its share of the building operating expenses and all electrical charges incurred in its use of the Premises beginning on July 1, 2015.

5.
Real Estate Commission. Lessor and Lessee warrant that neither party is represented by an outside real estate broker or agent in connection with this First Amendment to the Lease. Lessor represents and warrants that it hasn’t paid any commissions associated with Lessee’s Lease or amendments thereto.

6.	Provisions of Lease. Except as specifically modified by this First Amendment, all of the provisions of the Lease, as previously amended, shall remain in full force effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Colocation Center Agreement as of the day and year first above written.

LESSOR:		LESSEE:

OMTek, LLC		Overstock.com, Inc.

By	/s/ Richard M. Beckstrand	By	/s/ Jonathan E. Johnson III

Its:	Manager	Its:	Executive Vice Chairman